UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2021

Calithera Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36644	27-2366329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

343 Oyster Point Blvd., Suite 200 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CALA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Principal Financial Officer

On January 20, 2021, Stephanie Wong was promoted to Chief Financial Officer, Secretary and Principal Financial and Accounting Officer of Calithera Biosciences, Inc. Ms. Wong was previously Senior Vice President of Finance and Secretary and Principal Accounting Officer. Susan M. Molineaux, Ph.D., our President and Chief Executive Officer, previously served as Principal Financial Officer.

Ms. Wong joined us in April 2014 and previously served as our Senior Vice President of Finance and Secretary until her appointment as Chief Financial Officer in January 2021. From 2009 to 2013, Ms. Wong was at SciClone Pharmaceuticals, Inc., a publicly traded, commercial-stage pharmaceutical company, most recently as Vice President, Finance and Controller. From 2008 to 2009, Ms. Wong was Senior Director, Finance at AcelRx Pharmaceuticals Inc. From 2001 to 2008, Ms. Wong held various positions at Kosan Biosciences Inc., a publicly traded biotechnology company until its acquisition by Bristol-Myers Squibb Co., most recently as Senior Director and Controller. Prior to that Ms. Wong worked as an audit manager at PricewaterhouseCoopers LLP. Ms. Wong received a B.S. in Business Administration from the University of California, Berkeley and is a Certified Public Accountant (inactive) in the State of California.

There are no family relationships between Ms. Wong and any director, executive officer, or any person nominated or chosen by us to become a director or executive officer. Ms. Wong is not a party to any current or proposed transaction with us for which disclosure is required under Item 404(a) of Regulation S-K. We previously entered into our standard form of indemnification agreement with Ms. Wong.

(e) 2021 Performance Bonus Plan

On January 20, 2021, the Compensation Committee approved our 2021 Performance bonus program for our named executive officers. The 2021 annual performance bonuses for each named executive officer (as set forth in our proxy statement for our Annual Meeting of Stockholders held on June 9, 2020), other than Dr. Susan Molineaux, will be based upon the achievement of corporate performance goals (80%) and individual performance goals (20%). Dr. Susan Molineaux’s annual performance bonus will be based solely upon the achievement of corporate performance goals. The corporate performance goals relate to the advancement of our clinical trials, business and corporate development objectives, collaboration objectives and financial management objectives. The individual performance goals will consist of a subjective assessment of each named executive officer’s individual contributions to us. The following table sets forth the base salary and target bonuses for 2021:

Name	2021 Base Salary	Total 2021 Target Performance Bonus as a Percentage of Base Salary	Total 2021 Target Performance Bonus Amount
Susan Molineaux, Ph.D. President and Chief Executive Officer	$589,200	60%	$353,520
Keith Orford, M.D., Ph.D. Chief Medical Officer	$471,400	40%	$188,560
Curtis Hecht Chief Business Officer	$414,100	40%	$165,640

Retention Program

The Compensation Committee also approved a retention program, or the Retention Program, pursuant to which our executive officers and non-executive employees were granted restricted stock units, or RSUs, pursuant to our 2014 Equity Incentive Plan, or the Plan. Pursuant to the Retention Program, Dr. Orford and Mr. Hecht were each granted RSUs covering 150,000 shares of common stock. The RSUs granted pursuant to the Retention Program will vest based on either the achievement of certain performance-based milestones or on January 3, 2022, subject to continued service as a full-time employee as of such date.

Amendment to our 2014 Equity Incentive Plan.

On January 20, 2021, the Compensation Committee amended our 2014 Equity Incentive Plan, or the Amended Plan, so that we may satisfy any tax withholding obligation relating to an equity awards up to the maximum amount of tax allowed by law.

The foregoing description of the terms of the Amended Plan do not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is filed with this report.

Item 9.01.	Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	2014 Equity Incentive Plan, as amended.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calithera Biosciences, Inc.

Dated: January 26, 2021

	By:	/s/ Susan M. Molineaux
Susan M. Molineaux
President and Chief Executive Officer